UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 16, 2023

Commission File Number:  000-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2023, Papa John’s International, Inc. (the “Company”) announced that Olivia F. Kirtley would be retiring from the Board of Directors (the “Board”) at the end of her current term and would not stand for re-election at the Company’s 2023 annual meeting of stockholders. Ms. Kirtley has reached the age of retirement under the Company’s Corporate Governance Guidelines.

Ms. Kirtley has been a member of the Board for nearly 20 years, and has served in various positions at different points of her tenure, including as Chair of the Board of Directors, as Lead Independent Director and as Chair of the Audit Committee and Compensation Committees of the Board. The Company thanks Ms. Kirtley for her many years of dedicated service and leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

Date: February 16, 2023	/s/ Caroline Miller Oyler
Caroline Miller Oyler
Chief Legal & Risk Officer and Corporate Secretary